                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                    15(d) OF SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 6, 2000

                              Borders Group, Inc.
             (Exact name of registrant as specified in its charter)

            Michigan                 1-13740              38-3196915
    ---------------------------   ------------      --------------------
      (State or other juris-      (Commission           (IRS Employer
     diction of incorporation)    File Number)       Identification (No.)

    500 East Washington Street, Ann Arbor, Michigan         48104
    -------------------------------------------------     ----------
    (Address of principal executive offices)              (Zip Code)

    Registrant's telephone number, including area code 734-477-1100
                                                      -------------

   -----------------------------------------------------------------------
   (Former name or former address, if changed since last report.)

                              (End of cover page)

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Item 5. Other Events
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[GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE

Investor Relations Inquiries:          Media Inquiries:
Bruce Quinnell                         Joele Frank
Vice Chairman                          Joele Frank, Wilkinson Brimmer Katcher
(734) 477-1906                         (212) 355-4449, ext. 107


   BORDERS GROUP ANNOUNCES DISCUSSIONS WITH RESPECT TO THE SALE OF THE COMPANY
                              HAVE BEEN TERMINATED


     ANN ARBOR, Mich., July 6, 2000 -- Borders Group, Inc. (NYSE: BGP) today announced that discussions with respect to a potential acquisition of the company have terminated.

     On March 3, 2000, Borders announced it would explore strategic alternatives to increase shareholder value, including the sale of the company. The company will continue to explore other alternatives, including share repurchases.

     Gregory P. Josefowicz, president and chief executive officer of Borders Group, said, "We believe Borders is undervalued in the market and we are focused on changing that. As we explore our other strategic alternatives, we will continue to concentrate our efforts on running the business, improving efficiencies and growing revenues."

     Borders Group, Inc., is a leading global retailer of books, music, video and other information and entertainment items with stores in the United States, United Kingdom, Australia, New Zealand, and Singapore. Headquartered in Ann Arbor, Mich., Borders Group, Inc., is the parent company of Borders, Inc., which operates over 300 Borders Books and Music stores in the United States and the U.S. territory of Puerto Rico, offering what is widely regarded as the broadest selection of books and multi-media titles available to consumers anywhere. It is also the parent of Borders.com, an electronic commerce site that has access to nearly 700,000 titles and over 10 million books, music and video items in stock and ready for immediate shipping from a state-of-the-art fulfillment and distribution center. With cafe operations in nearly all of its stores, Borders, Inc., is one of the nation's largest specialty coffee retailers. Through Borders
(UK) Limited, Borders Group, Inc., also operates 27 Books etc. and six Borders stores in the U.K. In addition, Borders Group, Inc., owns Walden Book Company, Inc., which has approximately 900 Waldenbooks stores in malls, shopping centers and airports across the country. Borders Group, Inc., trades on the New York Stock Exchange under the symbol "BGP." To learn more about the company, visit http://www.bordersgroupinc.com. For information on Borders stores, visit http://www.bordersstores.com. For the ultimate online book, music and video shopping experience, explore http://www.borders.com.


     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as "expects," "plans," "will," "estimates," "believes," "forecasts," "guidance," "intends," "projects," "initiatives," "goals," and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company's growth strategy, financial performance (including sales and earnings guidance), strategic alternatives, marketing and expansion plans or expectations, the impact of growth initiatives, Y2K compliance and similar matters. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in Exhibit 99.1 to the Company's Form 10-K Report for the fiscal year ended January 24, 1999, and that discussion regarding risk factors is incorporated herein by reference. The Company does not undertake any obligation to update forward-looking statements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                           BORDERS GROUP, INC.
                                          (Registrant)

Date: July 10, 2000                        By: /s/ Kenneth E.Scheve
                                               --------------------------
                                               Kenneth E. Scheve
                                               Senior Vice President and Chief
                                               Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)